Exhibit 10.14

AGREEMENT FOR THE PURCHASE OF
SHARES OF CAPITAL STOCK OF
CAROLINA AIR CHARTER INCORPORATED

THIS AGREEMENT FOR THE PURCHASE OF SHARES OF CAPITAL STOCK OF CAROLINA AIR CHARTER, INC., (the “Agreement”) made this _____________ day of March 2008, by and between Carolina Air Charter, Inc., a North Carolina corporation (“CAC”), the security holders of CAC (the “Sellers”), River Hawk Aviation, Inc., a publicly traded Nevada corporation (“River Hawk”), and for the purpose of setting forth the terms and conditions upon which the Sellers will sell to River Hawk one hundred percent (100%) of CAC’s issued and outstanding capital stock and capital stock equivalents (hereinafter defined).

WITNESSETH:

WHEREAS, the Sellers and River Hawk shall appoint Insured Aircraft Title Service, or such other  escrow agent acceptable to, and for the benefit of, both parties, to manage the transfer of consideration received from River Hawk for the sale of the Capital Stock (hereinafter defined) of CAC.  The parties shall mutually approve and equally bear all expenses in connection with the escrow agent

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SHARES OF CAPITAL STOCK

1.01           Sale of Shares.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell to River Hawk, pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), one hundred percent (100%) of the total issued and outstanding capital stock, securities convertible into capital stock and all capital stock equivalents of CAC as of the date first written above (herein collectively referred from time to time as the “Capital Stock”), and River Hawk agrees to purchase the Capital Stock for a total of Four hundred twenty-five thousand and 00/100 US Dollars ($425,000.00) (the “Purchase Price”) subject to the covenants stated in Section 5.01 and 5.02 of Article V and to the terms and conditions of this Agreement, generally.  The Purchase Price shall be payable as follows:

(i)	Three hundred fifty-thousand Dollars ($350,000.00) upon Closing (defined below), and

(ii)
Seventy-five thousand Dollars ($75,000) upon River Hawk’s receipt of the City of Concord’s and/or Concord Regional Airport’s consent to this Agreement is delivered to Insured Aircraft Title Service, or such other acceptable escrow agent, to the extent such extent is required.

1.02           Escrow Agent.  The Sellers and River Hawk appoint, at their mutual approval and equal expense, Insured Aircraft Title Service as escrow or such other escrow agent acceptable to both parties (the “Escrow Agent”), to coordinate the delivery of the Capital Stock, all certificates, corporate books and records thereto (the “Original Documents”), and distribution of the funds received for the sale of the Capital Stock.

1.03           Exchange.  It is agreed that the Purchase Price will be transferred to the Escrow Agent by River Hawk as payment in full balance of the Purchase Price prior to, or upon, the  (defined below) Date, in exchange for the Capital Stock purchased by way of this Agreement.  The Capital Stock delivered to River Hawk by CAC shall be at the time of transfer held in the name(s) and denomination(s) as detailed in Schedule A, consisting of all the current shareholders of CAC and their number of their respective shares, attached hereto (which shall show 100% of the issued and outstanding Common Stock of CAC), and the Original Documents (defined herein) shall be transferred to, and shall remain with the Escrow Agent until the transaction closes at which point an the Escrow Agent (i) shall forward the Capital Stock and the Original Documents to River Hawk along and (ii) shall transfer the Purchase Price to CAC’s designated account or, in the alternative, (iii) such exchange shall occur at the direction of the Escrow Agent.

1.04           Opening of Escrow.  Upon both the signing of this Agreement and the receipt, by the Escrow Agent, of payment of the Purchase Price, the escrow shall be opened and in effect.

1.05           Date of Closing.  The Closing (hereinafter defined) will take place on or before March 18, 2008 (the “Closing Date”), under the terms described in Article IV of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The CAC and the Sellers hereby represent and warrant to River Hawk, the following:

2.01           Organization.  CAC is a corporation duly organized in the State of North Carolina and has all necessary corporate powers to conduct business.  All actions taken by the incorporators, directors and/or shareholders of CAC have been valid and in accordance with the laws of the State of North Carolina.

2.02           Capital.  The authorized capital stock of CAC currently consists of 20,000 shares of Class A Voting common stock, with no par value (“Class A Voting”), and 80,000 shares of Class B Non-Voting common stock, with no par value (“Class B Non-Voting”) (collectively, the Class A Voting and Class B Non-Voting are referred to as the CAC’s “Capital Stock”).  At the Closing, one hundred percent (100%) of the all of the outstanding Capital Stock shall be transferred to River Hawk.  Additionally, upon Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating CAC to issue or to transfer from treasury any additional shares of its Capital Stock.  Furthermore, the Sellers represent that they have title to, or the authority to direct, all outstanding shares of Capital Stock as fully paid and non-assessable and in accordance with the State of North Carolina corporate law and the applicable securities laws of the United States.

2.03           Financial Statements.  Documents provided to River Hawk will include the last compilation of balance sheets and the related statements of income and retained earnings as reviewed  by CAC’s certified public accountant, or the last completed balance sheets and the related statements of income and retained earnings prepared by management, as reviewed by CAC’s  certified public accountant  for the period then ended.  The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by CAC throughout the course of its business, and fairly present the financial position of CAC as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.  CAC’s corporate representative will provide full disclosure of all corporate and financial transactions of CAC since the date of their last prepared by management financial statements.

2.04           Absence of Changes.  CAC warrants and represents that there have been no changes in the financial condition or operations of CAC except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.  Any changes to the financial condition, or absence thereof, will be evidenced by a set of Final Financial Statements, to be submitted to River Hawk at the Closing.  A list referred to as “Schedule B” which references the existing and ongoing liabilities to be taken over by River Hawk upon Closing will be provided prior to Closing.  Schedule B will be signed as accepted by River Hawk prior to Closing.  The Final Financial Statements shall accurately depict the financial condition of CAC on that date, and; subsequent thereto, CAC shall not purchase, nor enter into any contracts to purchase, any assets, nor dispose, assign, transfer, or encumber any assets shown on the Final Financial Statements without the written consent of River Hawk.

2.05           Liabilities.  CAC, at the signing of this Agreement, does not and will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the corporate records of CAC submitted to River Hawk and/or included in Schedule B.  CAC is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving CAC.  There is no other dispute of any kind between CAC and any third party, and no such dispute will exist at the Closing.  At the Closing, all liabilities of CAC will be assumed by River Hawk as referenced in 2.04.

2.06           Tax Returns.  Within the times and in the manner prescribed by law, CAC will file all federal, state, and local tax returns required by law.  CAC has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable.  No federal income tax returns of CAC have been audited by the Internal Revenue Service.  There are no present disputes as to taxes of any nature payable by CAC as of the Closing, there shall be no taxes of any kind due or owing except the following:  federal excise taxes and segment fees taxes which come due after March15th; employee payroll taxes which will be due March 18th; a list referred to as “Schedule C” which references the federal excise taxes, segment fees taxes and employee payroll taxes payable by River Hawk upon closing will be provided prior to Closing.  Schedule C will be signed as accepted by River Hawk prior to Closing.

2.07           Ability to Carry Out Obligations.  The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which CAC, its officers, directors or the Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause River Hawk (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of CAC or upon the shares of common stock or the convertible note(s) issued by CAC to be acquired by River Hawk.

2.08           Full Disclosure.  None of the representations and warranties made by, or included in, any certificate or memorandum furnished or to be furnished by the Sellers, CAC, or on their behalf, contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

2.09           Contracts, Leases and Assets.  CAC is not a party to any contract, agreement or lease except as shown and identified on “Schedule D C”, copies of which will be supplied to buyer prior to Closing.  No person holds a power of attorney from CAC or the Sellers, except as shown and identified on “Schedule D E”, copies of which will be supplied to buyer.

2.10           Compliance with Laws.  To the best of its knowledge and ability, CAC has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to CAC.  To the best of its knowledge and ability, CAC has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.11           Litigation.  CAC is not a party to any existing or pending suit, action, arbitration, or legal, administrative, or other proceeding, or prior, existing or pending governmental investigation. Furthermore, CAC is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.12           Conduct of Business.  Prior to the Closing, CAC shall conduct its business in the normal course, and shall not, without the approval of River Hawk, (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, (v) commit to or issue any options, warrants or shares of Capital Stock in the capital of CAC; (vi) enter into any debt, loan, debenture or encumbrance arrangement with respect to CAC or principal shareholders, officers and directors of CAC, (vii) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (viii) enter into any other transaction.

2.13           Corporate Documents. Copies of Each of the following documents, which are true, complete and correct in all material respects, will be submitted by or on behalf of seller at or before the Closing:

(i)	Articles of Incorporation;
(ii)	By-laws;
(iii)	Consent of the Board of Directors to this transaction;
(iv)	List of current Officers and Directors and the resignation(s) of officers and directors effective on the Closing date;
(v)	Balance Sheet together with other financial statements, if any, described in Section 2.03;
(vi)	Secretary of State Filing Receipt or other documentation to show good standing;
(vii)	Copies of all federal and state income tax returns, if available or representation that there are no taxes owing;
(viii)	Stock register and stock certificate records of CAC;
(ix)	Certificate of Officer with respect to accuracy of representations and warranties in Article II herein;
(x)	Corporate/minute book of CAC with all updated entries and filings;

2.14           Closing Documents.  All minutes, consents or other documents pertaining to CAC to be delivered at the Closing shall be valid and in accordance with the laws of the State of North Carolina.

2.15           Title.  The Sellers have good title to the shares of Capital Stock being sold to River Hawk, pursuant to this Agreement.  The shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.  Except as provided in this Agreement, the Sellers and CAC are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the shares of Capital Stock.  The Sellers and CAC are not aware of any applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the shares of Capital Stock by River Hawk impair, restrict or delay voting rights with respect to the shares of Capital Stock delivered by the Sellers.  The Sellers shall act in good faith at all times and act expediently to complete the transaction contemplated herein.

2.16           Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing for a period of two (2) years.

ARITCLE III
IVESTMENT INTENT
3.01           Transfer Restrictions.                                             The Sellers and River Hawk agree that the Capital Stock being acquired pursuant to this Agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, unless such shares are registered under or in compliance with Rule 144 of the Securities Act of 1933 or other exemption from registration under the Act.

ARTICLE IV
CLOSING

4.01           Closing.  The Closing of the transaction will occur not later than March 18, 2008 at 4:00 pm EST, at which time the Original Documents and all corporate records of CAC have been approved by River Hawk and received by the Escrow Agent, and the Purchase Price has been delivered (the “Closing”) to the Escrow Agent, as follows.

4.02           Documents to be Delivered at Closing.  As part of the Closing, those documents listed in section 2.13 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered to the Escrow Agent:

(a)           By the Sellers:

(i)	100% is the issued and outstanding Capital Stock;

(ii)	copies of all of the business and corporate records of CAC that are in the possession of the Sellers or CAC along with representations that there are no outstanding debts and/or debentures; and

(iii)	such other documents of CAC that are executed in the normal course of business.

(b)           By River Hawk;

(i)	Four hundreds twenty-five thousand and 00/100 Dollars ($425,000.00) representing the Purchase Price.

ARTICLE V
COVENANTS SUBSEQUENT TO CLOSING

5.01           Employment.  Following the Closing Date, the parties mutually agree to the following conditions subsequent:

(a)
CAC’s President, Donnie Daugherty (“Ms. Daugherty”), shall remain employed by CAC on a part-time basis of twenty (20) hours per week, at a salary to be mutually agreed upon by the parties, for a period not less not less than forty-five (45) days from the Closing Date to assist with the CAC’s transition subsequent to its acquisition by River Hawk; (the expected duties,  compensation and benefits, and the location at which these duties are to be performed is to be outlined by River Hawk and approved by Ms. Daugherty prior to closing)  and

(b)
Sheila Neal (“Ms. Neal”) of CAC shall remain employed by CAC on a full-time at basis at Ms. Neal’s current rate, for a period not less not less than ninety (90) days from the Closing Date to assist with the CAC’s transition subsequent to its acquisition by River Hawk; (the expected duties,  compensation and benefits, and the location at which these duties are to be performed is to be outlined by River Hawk and approved by Ms. Neal prior to closing) and

(c)
River Hawk, CAC and Ms. Neal, as soon as practicable, negotiate and execute an employment agreement by and between CAC and Ms. Neal not inconsistent with this Article V (the expected duties,  compensation and benefits, and the location at which these duties are to be performed is to be outlined by River Hawk and approved by Ms. Neal prior to closing) and

.

5.02           Government Approvals.  Post closing in conjunction with employment agreement referenced in 5.01 (a) Ms. Daugherty will cooperate with River Hawk to assist River Hawk in filing certificates formalizing the business combination contemplated herein with the State of North Carolina and the State of Nevada.  After all items described in 2.13, 3.14 and 4.02, have been delivered to the Escrow Agent and approved by all parties so that nothing remains to be done or approved prior to closing and dispersal, notice will be given to the Concord Regional Airport regarding change in control of the Seller as required under the terms of Seller’s existing leases and/or government contracts and/or authorizations.  To the best of her knowledge and ability, Ms. Daugherty will cooperate with River Hawk in obtaining the City of Concord’s consent to this Agreement.

ARTICLE VI
REMEDIES

6.01           Arbitration.  Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of NC, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02           Termination.  In addition to any other remedies, on or before the Closing date, River Hawk may terminate this agreement only if any of the warranties detailed herein have been breached.

6.03           Indemnification.  The Sellers and CAC singly, jointly and severally, agree to indemnify River Hawk against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation of the Sellers contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or otherwise necessary to make the statements herein not misleading.

6.04           Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
CONFIDENTIALITY

7.01           Confidential Information.  Each party hereto will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

ARTICLE VIII
MISCELLANEOUS

8.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

8.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

8.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

8.07           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

8.08           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to CAC:

Carolina Air Charter, Inc.
3215 Johnny Cake Lane
Charlotte, North Carolina 28226
Attention: Donnie Daugherty, President
Telephone: (704) 553-2911
Cell:  (704) 650-3898

Sheila Neal
9431 Kings Falls Dr.
Charlotte, NC 28210
Telephone:  (704)544-0001

With a copy to:

Henry Harkey
Harkey Lambeth, LLP
Morehead Corporate Plaza
1043 East Morehead St., Ste, 300
Charlotte, NC 28204-2800

If to the Sellers:
Donnie Daugherty
3215 Johnny Cake Lane
Charlotte, North Carolina 28226

Sheila Neal
9431 Kings Falls Dr.
Charlotte, NC 28210

If to River Hawk:

River Hawk Aviation
954 Business Park Drive, Suite 2
Traverse City, Michigan
Attention: Calvin Humphrey, CEO
Telephone: (231) 946-4343

With a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98103
Attention: David M. Otto, Esq.
Telephone: (206) 262-9545

8.09           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.10           Effect of Closing.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for two (2) years post closing.

8.11           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

CAROLINA AIR CHARTER, INC.
THE SELLERS

By: Donnie Daugherty
Its: President

____________________________________
By:  Sheila Neal
Its:  Corporate Secretary

RIVER HAWK AVIATION, INC.

By: Calvin Humphrey
Its: Chief Executive Officer, Chairman

Schedule A

to the Agreement for the Purchase of Shares of Capital Stock of Carolina Air Charter, Inc. by and between Carolina Air Charter, Inc., the security holders of Carolina Air Charter, Inc., River Hawk Aviation, Inc., and The Otto Law Group, PLLC.  In accordance with Section 1.01 of this Agreement, certificates of Class A Voting and Class B Non-Voting Capital Stock of Carolina Air Charter, Inc., shall be delivered with medallion-guaranteed stock powers indicating assignment of the Capital Stock to River Hawk from the following individuals or entities in the respective denominations, representing 100% of the issued Capital Stock of CAC:

Named Shareholder                                                                                     Number of Shares
Class A Voting                                           Class B Non-Voting
1.

2.

3.